                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE STOCK PURCHASE RIGHTS ASSOCIATED THEREWITH)
                                       OF
                               THOMPSON PBE, INC.
                                       TO
                          FMST ACQUISITION CORPORATION
                          A WHOLLY OWNED SUBSIDIARY OF

                               FINISHMASTER, INC.

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     As set forth in Section 2 of the Offer to Purchase (as defined below), this form of Notice of Guaranteed Delivery or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, $.001 par value per share, of Thompson PBE, Inc., a Delaware corporation (the "Company"), including the stock purchase rights associated therewith issued pursuant to the Rights Agreement, dated May 6, 1997, between the Company and ChaseMellon Shareholder Services, L.L.C. (collectively, the "Shares"), are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). Such form may be delivered by hand or transmitted by telegram or facsimile transmission or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 2 of the Offer to Purchase). See Section 2 of the Offer to Purchase.

                        The Depositary for the Offer is:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

           By Mail:                 Facsimile Transmission           By Overnight Courier
      Tenders & Exchanges         (For Eligible Institutions          Tenders & Exchanges
         P.O. Box 2569                       Only)                      14 Wall Street
      Suite 4660-Thompson              (201) 222-4720 or                   8th Floor
    Jersey City, New Jersey             (201) 222-4721                Suite 4680-Thompson
          07303-2569                       By Hand:                New York, New York 10005
                                      Tenders & Exchanges
                                   c/o The Depository Trust
                                            Company
                                        55 Water Street
                                            DTC TAD
                                Vietnam Veterans Memorial Plaza
                                   New York, New York 10041
                                 Confirm Receipt of Notice of
                                      Guaranteed Delivery
                                        (201) 222-4707

                          ---------------------------

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution or by a recognized member of a Medallion Signature Guarantee Program under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

LADIES AND GENTLEMEN:

     The undersigned hereby tenders to FMST Acquisition Corporation, a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of FinishMaster, Inc., an Indiana corporation ("Parent"), upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase, dated October 21, 1997 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures set forth in
Section 2 of the Offer to Purchase.

 Number of Shares:
 --------------------------------

 Share Certificate Numbers (if available):

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 If Shares will be delivered by book-entry transfer, check one box:

 [ ] The Depository Trust Company
 [ ] Philadelphia Depository Trust Company

 Account Number:
 ---------------------------------

 Dated:  , 1997
Name(s) of Record Holder(s):

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                             Please Print or Type

Address(es):
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                                                                     (Zip Code)
Area Code and Telephone Number:

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Signature(s):
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Dated:  , 1997

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a commercial bank or trust company or savings institution having an office or correspondent in the United States or a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. (each, an "Eligible Institution"), hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase) of a transfer of such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, with any required signature guarantees or an Agent's Message, and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. ("NYSE") trading days after the date hereof. A NYSE trading day is any day on which the NYSE is open for business.

      The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm:
 ------------------------------------

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                             (Authorized Signature)

 Address:
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                                                                      (Zip Code)
Title:
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Name:
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                            (Please Print or Type)

Area Code and Telephone No.:
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Dated:
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NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. SHARE CERTIFICATES
SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.